                                                                     EXHIBIT 5.1

                               [ON GKH LETTERHEAD]

                                                    Tel Aviv, September 10, 2008

Shamir Optical Industry Ltd.
Kibbutz Shamir
Upper Galilee 12135
ISRAEL

              RE:  REGISTRATION ON FORM S-8

Ladies and Gentlemen:

     We have acted as Israeli counsel to Shamir Optical Industry Ltd., a company organized under the laws of the State of Israel (the "Company"), in connection with its filing of a registration statement on Form S-8 on or about September
10, 2008 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the registration of an additional 280,000 of the Company's ordinary shares, par value NIS 0.01 per share (the "Plan Shares"), to be issued under the Company's 2005 General Share and Incentive Plan (the "2005 Plan").

     In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Articles of Association, (ii)
2005 Plan and (iii) resolutions of the Company's audit committee, Board of
Directors and shareholders. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

     On the basis of the foregoing, we are of the opinion that the 280,000 shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the 2005 Plan, pursuant to agreements with respect to the 2005 Plan and, as the case may be, pursuant to the terms of the options that may be granted under the 2005 Plan, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

                         Very truly yours,

                         /s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
                         ------------------------------------------------------
                         Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.